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                                                                      EXHIBIT 23
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated March 23, 2001 included in this Form 11-K, into the Company's previously filed Registration Statement on Form S-8 (No. 33-72445).


ARTHUR ANDERSEN LLP



Cleveland, Ohio,
   March 28, 2001.